                                                                    Exhibit 3.2

                                    BY-LAWS

                                       OF

                            SFX ENTERTAINMENT, INC.
                  (ORGANIZED UNDER THE GENERAL CORPORATION LAW
                           OF THE STATE OF DELAWARE)


                            ARTICLE I--STOCKHOLDERS

1. CERTIFICATES REPRESENTING STOCK. Certificates representing stock in the Corporation shall be signed by, or in the name of, the Corporation by the Executive Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a Vice President (including any Executive Vice President) and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on any such certificate may be a facsimile. In the event any officer, transfer agent, or registrar of the Corporation who has signed or whose facsimile signature has been placed upon such a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

         Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series of the Corporation shall be noted conspicuously on the certificate representing such shares.

         The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of the lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

2. UNCERTIFICATED SHARES. Subject to any conditions imposed by the General Corporation Law, the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the Corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law.

3. FRACTIONAL SHARE INTERESTS. The Corporation may, but shall not be required to, issue fractions of a share. If the Corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall (but, unless otherwise provided therein, scrip or warrants shall not) entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that such scrip or warrants shall become void if not exchanged for certificates representing the full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares of the Corporation's stock for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

4. STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by such holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, upon surrender of the certificate or certificates for such shares of stock, which certificate or certificates shall have been properly endorsed, and the payment of all taxes due thereon.

5. RECORD DATE FOR STOCKHOLDERS. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders of the Corporation or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not be more than sixty
         (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action, If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day preceding the day on which notice is given, or, if notice is waived, at the close of business on the day preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders of the Corporation shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten
         (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation 's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

6. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "stockholder" or

         "stockholders" refers to an outstanding share or shares of stock of the Corporation and to a holder or holders of record of such outstanding shares of stock when the Corporation is authorized to issue only one class of shares of stock. Said reference also is intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Certificate of Incorporation of the Corporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Corporation's Certificate of Incorporation, except as any provision of law may otherwise require.

7.       MEETINGS OF STOCKHOLDERS.

         (a) Time. The annual meeting of the stockholders of the Corporation shall be held on the date and at the time fixed, from time to time, by the Board of Directors, provided that the first annual meeting of the stockholders of the Corporation shall be held on a date within thirteen (13) months after the organization of the Corporation, and each successive annual meeting shall be held on a date within thirteen (13) months after the date of the preceding annual meeting. A special meeting of the stockholders of the Corporation shall be held on the date and at the time fixed by the Board of Directors.

         (b) Place. Annual meetings and special meetings of the stockholders of the Corporation shall be held at such place, within or without the State of Delaware, as the Board of Directors may, from time to time, fix. Whenever the Board of Directors shall fail to fix such place, the meeting shall be held at the registered office of the Corporation in the State of Delaware.

         (c) Call. Annual meetings and special meetings of the stockholders of the Corporation may be called by the Board of Directors or by any officer of the Corporation instructed by the Board of Directors to call such meeting.

         (d) Notice or Waiver of Notice. Written notice of all meetings of the stockholders of the Corporation shall be given and shall set forth the place, the date, and the hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the Corporation may be examined. The notice of an annual meeting of the stockholders of the Corporation shall state that the meeting is called for the election of Directors and for the transaction of any other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. The notice of any meeting of the stockholders of the Corporation also shall include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law of the State of Delaware. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at such stockholder's record address or at such other address which the stockholder may have furnished by request in writing to the Secretary of the Corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States Mail. If a meeting is adjourned to another time, not more than thirty
                  (30) days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fix a new record date for the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders of the Corporation shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders of the Corporation need be specified in any written waiver of notice.

         (e) Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders of the Corporation, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either (i) at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or (ii) if not so specified, at the place where the meeting is to be held. The list of stockholders also shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present at the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this subsection (e) or the books of the Corporation, or to vote at any meeting of stockholders of the Corporation.

         (f) Conduct of Meeting. Meetings of the stockholders of the Corporation shall be presided over by one of the following officers in the order of seniority and if present and acting:
                  (i) the Executive Chairman (if any); (ii) the Vice-Chairman of the Board (if any); (iii) the President of the Corporation; (iv) any Executive Vice President; (v) any Vice President; or (vi) if none of the foregoing officers is in office and present and acting, by a chairman of the meeting to be chosen by the stockholders. The Secretary of the Corporation, or, in his absence, an Assistant Secretary, shall act as secretary of every meeting; however, if neither the Secretary nor an Assistant Secretary is present the person presiding at the meeting shall appoint a secretary of the meeting.

         (g) Proxy Representation. Every stockholder of the Corporation may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

         (h) Inspectors. The Board of Directors, in advance of any meeting of the stockholders of the Corporation, may, but need not, appoint one or more inspectors of election to act at the meeting of stockholders or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In the event any person who may be appointed as an inspector fails to appear or act at the meeting, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath to faithfully execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspector or inspectors, if any, shall determine (i) the number of shares of stock outstanding as of the record date and the voting power of each, (ii) the shares of stock represented at the meeting, (iii) the existence of a quorum, and (iv) the validity and effect of proxies, and shall (i) receive votes, ballots, or consents,
                  (ii) hear and determine all challenges
                  and questions arising in connection with the right to vote,
                  (iii) count and tabulate all votes, ballots, or consents,
                  (iv) determine the result, and (v) do such acts as are proper to conduct the election or vote with fairness to all stockholders. At the request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by him or them, and shall execute a certificate of any fact found by him or them. Except as otherwise required by subsection (e) of Section 231 of the General Corporation Law, the provisions of that Section shall not apply to the Corporation.

         (i) Quorum. The holders of a majority of the outstanding shares of stock of the Corporation shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present at such meeting may adjourn the meeting despite the absence of a quorum.

         (j) Voting. Directors shall be elected and any other action shall be taken by stockholders of the Corporation as set forth in the Corporation's Certificate of Incorporation, as it may be amended from time to time. In the election of Directors and for any other action voting need not be by ballot.

8. STOCKHOLDER ACTION WITHOUT MEETINGS. Any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Action taken pursuant to this paragraph 8 shall be subject to the provisions of Section 228 of the General Corporation Law.


                             ARTICLE II--DIRECTORS

1. FUNCTIONS AND DEFINITION. The business and affairs of the Corporation shall be managed by or shall be under the direction of the Board of Directors. The Board of Directors shall have the authority to fix the compensation of the members thereof. The use of the phrase "whole board" herein refers to the total number of Directors which the Corporation would have if there were no vacancies.

2. QUALIFICATIONS AND NUMBER. A Director need not be a stockholder of the Corporation, a citizen of the United States, or a resident of the State of Delaware. The initial Board of Directors shall consist of nine (9) persons. Thereafter, the number of Directors constituting the whole Board of Directors shall be at least one. Subject to the foregoing limitation and except for the initial Board of Directors, such number of Directors may be fixed from time to time by action of the stockholders or of the Board of Directors. The number of Directors may be increased or decreased by action of the stockholders or of the Board of Directors.

3. ELECTION AND TERM. The initial Board of Directors (unless the members thereof shall have been named in the Certificate of Incorporation of the Corporation) shall be elected by the incorporator or incorporators, and the members thereof shall hold office until the first annual meeting of the stockholders of the Corporation and until their successors are elected and qualified or until their earlier resignation or removal from the initial Board of Directors. Thereafter, Directors who are elected at an annual meeting of stockholders of the Corporation, and Directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders of the Corporation and until their successors are elected and qualified or until their earlier resignation or removal. Except as the General Corporation Law may otherwise require, in the interim between annual meetings of the stockholders or of special meetings of the stockholders called for the election of Directors and/or for the removal of one or more Directors and for the filling of any vacancy on the Board of Directors in that connection, newly created directorships and any vacancies in the Board of

         Directors, including unfilled vacancies resulting from the removal of Directors for cause or without cause, may be filled by the vote of a majority of the remaining Directors then in office, although less than a quorum, or by the sole remaining Director. Any Director may resign at any time, upon written notice to the Corporation. Unless otherwise specified therein, such resignation shall be effective upon delivery.

4.       MEETINGS OF THE BOARD OF DIRECTORS

         (a) Time. Meetings shall be held at such time as the Board of Directors shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the members thereof may conveniently assemble.

         (b) Place. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as shall be fixed by the Board of Directors.

         (c) Call. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of either the Executive Chairman (if any), the Vice-Chairman of the Board (if any), or the President of the Corporation, or by or at the direction of a majority of the Directors then in office.

         (d) Notice or Actual or Constructive Waiver. No notice of a meeting of the Board of Directors shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the Directors thereat. Notice need not be given to any Director or to any member of any committee of the Board of Directors who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of any Director or committee member at a meeting shall constitute a waiver of notice of such meeting, except when such Director or committee member attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors needs be specified in any written waiver of notice.

         (e) Quorum and Action. A majority of the whole Board of Directors shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the Directors then in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the entire Board of Directors. A majority of the Directors present at a meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these By-Laws which govern a meeting of Directors held to fill vacancies in and newly created directorships on the Board of Directors or an action of disinterested Directors.

         (f) Chairman of the Meeting. The Executive Chairman, if any and if present and acting, shall preside at all meetings of the Board of Directors. Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other Director chosen by the whole Board, shall preside.

5. REMOVAL OF DIRECTORS. Except as may otherwise be provided by the General Corporation Law, any Director may be removed at any time, with or without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote for the election of such Director, cast at a special meeting of stockholders called for the purpose. Subject to applicable law and the Certificate of

         Incorporation, any vacancy in the Board of Directors caused by any such removal may be filled at that meeting by the stockholders entitled to vote for the election of the Director so removed. If such stockholders do not fill the vacancy at that meeting (or in the written instrument effecting the removal, if the removal was effected by consent without a meeting), the vacancy may be filled in the manner provided in Section 3 of this Article II.

6. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, which alternate committee member may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors designating such committee, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, with the exception of any authority the delegation of which is prohibited by Section 141 of the General Corporation Law, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

7. INFORMAL ACTION. Any member or members of the Board of Directors or of any committee designated by such Board may participate in a meeting of the Board of Directors or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

8. WRITTEN ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.


                             ARTICLE III--OFFICERS

1. DESIGNATION. The officers of the Corporation shall consist of the President, a Secretary, a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, an Executive Chairman, a Vice-Chairman of the Board, one or more Executive Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate.

2. QUALIFICATION. Except as may otherwise be provided in the resolution of the Board of Directors choosing him, no officer other than the Executive Chairman or Vice-Chairman of the Board, if any, need be a Director. Any number of offices may be held by the same person, as the Board of Directors may determine.

3. TERM OF OFFICE. Unless otherwise provided in the resolution or instrument appointing him, each officer of the Corporation shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor shall have been appointed and qualified.

         Any officer of the Corporation may be removed, with or without cause by the Board of Directors, and any subordinate or junior officer not appointed by the Board of Directors, but appointed under duly constituted authority conferred by the Board of Directors, may be removed, with or without cause, by the officer or officers who appointed him.

         Any vacancy in any office may be filled by the Board of Directors. A vacancy in any junior or subordinate office not filled by the Board of Directors may be filled by the officer or officers duly vested with the authority to appoint the person to fill such office.

4. APPOINTMENT OF OFFICERS. The Board of Directors shall appoint the President, the Secretary, the Treasurer, the Executive Chairman (if any), the Vice Chairman of the Board (if any) and the Executive Vice President (if any), and one or more additional Vice Presidents (if any), and such other officers as may be designated by it, and may confer upon any executive officer or executive officers the authority to appoint junior or subordinate officers.

5. DUTIES AND AUTHORITY. In addition to those duties that may from time to time be delegated to them by the Board of Directors, the officers of the Corporation shall have the following duties:

         (a) Executive Chairman. The Executive Chairman shall preside at all meetings of the stockholders of the Corporation and of the Board of Directors at which he is present; shall be an active participant in the management of the business of the Corporation; shall have authority to do anything the President may do; and shall have such other duties and powers as the Board of Directors may prescribe.

         (b) The President. The President shall be the chief executive officer of the Corporation, unless a Chief Executive Officer is appointed, and shall: together with the Executive Chairman, have general and active management of the business of the Corporation; see that all orders and resolutions of the Board of Directors are carried into effect; and, in the absence or non-election of the Executive Chairman, preside at all meetings of the stockholders of the Corporation and the Board of Directors at which he is present if he is also a Director. The President also shall execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated expressly by the Board of Directors to some other officer or agent of the Corporation, and shall have such other powers and duties as the Board of Directors may prescribe.

         (c) Vice President. The Vice President and Executive Vice President (if any) shall have such duties and powers as the Board of Directors or the President may prescribe. In the absence of the President or in the event of his inability or refusal to act, the Executive Vice President (if any) or, if there be more than one, the Executive Vice Presidents, in the order designated by the Board of Directors, or, in the absence of such designation, then in the order of their appointment, shall perform the duties and exercise the powers of the President. In the absence of any Executive Vice Presidentor in the event of his inability or refusal to act, the Vice President (if any) or, if there be more than one, the Vice Presidents, in the order designated by the Board of Directors, or, in the absence of such designation, then in the order of their appointment, shall perform the duties and exercise the powers of the President.

         (d) Secretary and Assistant Secretary. The Secretary shall record the proceedings of all meetings and actions in writing of the stockholders of the Corporation and the Board of Directors in books to be kept for that purpose; shall perform like duties for the standing committees of the Board of Directors when required; and shall give, or cause to be given, calls and/or notices of all meetings of the stockholders of the Corporation and meetings of the Board of Directors in accordance with these By- Laws. The Secretary also shall have custody of the corporate seal and shall attest thereto when authorized by the Board of Directors or the President, and shall have such other duties and powers as the Board of Directors may prescribe.

                  The Assistant Secretary (if any) or, if there be more than one, the Assistant Secretaries, in the order designated by the Board of Directors, or, in the absence of such designation, then in the order of their appointment, shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary; and shall have such other duties and powers as the Board of Directors may prescribe. Any officer of the Corporation may be removed, with or without cause, by the Board of Directors. Any vacancy in any office may be filled by the Board of Directors.

                  In the absence of the Secretary or an Assistant Secretary, or in the event of the inability or refusal of such officer to give or cause to be given any call and or notice required by law or these By-Laws, any such all and/or notice may be given by any person so directed by the Board of Directors, the President or stockholders of the Corporation upon whose requisition the meeting is called in accordance with these By-Laws.

         (e) Treasurer and Assistant Treasurer. The Treasurer (who may alternatively be titled the Chief Financial Officer) shall have custody of the corporate funds and securities of the Corporation; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer also shall disburse such funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements; shall render the Board of Directors, when the Board of Directors so requires, an account of all such officer's transactions and of the financial condition of the Corporation; and shall have such other duties and powers as the Board of Directors may prescribe. If required by the Board of Directors, the Treasurer shall give the Corporation a bond, which instrument shall be renewed every six years, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of such officer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                  The Assistant Treasurer (if any) or if there be more than one, the Assistant Treasurers, in the order designated by the Board of Directors, or, in the absence of such designation, then in the order of their appointment, shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer; and shall have such other duties and powers as the Board of Directors may prescribe.

         (f) Other Officers. Any other officer of the Corporation shall have such powers and duties as the Board of Directors may prescribe.

6. RESOLUTIONS AND INSTRUMENTS; EFFECT. The Secretary of the Corporation shall keep, or cause to be kept, with these By-Laws a copy of every resolution or instrument designation and appointing officers and prescribing their qualifications, tenure, authority, duties, compensation and other appropriate incidents and attributes of office; and each such resolution or instrument shall be deemed to be a component part of these By-Laws.


                          ARTICLE IV--INDEMNIFICATION

The Corporation shall indemnify its officers, Directors, employees and agents to the full extent permitted by the General Corporation Law, as it may be amended from time to time.

The Corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a Director or officer of another corporation, partnership, joint venture, trust, limited liability company, limited partnership, limited liability partnership or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article IV, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the Board of Directors.

Expenses incurred by a Director in defending a civil or criminal action, suit or proceeding by reason of the fact that he is/was a Director (or was serving at the Corporation's request as a director or officer of another corporation) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director to repay such amount if it ultimately shall be determined that such Director is not entitled to be indemnified by the Corporation as authorized by relevant sections of the General Corporation Law.

The indemnification and advancement of expenses provided by this Bylaw shall not be deemed exclusive of any other rights provided by any agreement, vote of stockholders or disinterested Directors or otherwise.


                         ARTICLE V--GENERAL PROVISIONS

1. DIVIDENDS. Dividends upon the capital stock of the Corporation may be declared by the Board of Directors in any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors, from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

2. CHECKS. All checks or demand for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

3. FISCAL YEAR. The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

4. CORPORATE SEAL. The corporate seal shall be in such form as the Board of Directors shall prescribe.

5. AMENDMENT. Except as may otherwise be reuired by applicable law or the Certificate of Incorporation, these By-Laws may be amended, altered or repealed:

         a. by resolution adopted by a majority of the Board of Directors, except that the Board of Directors shall have no power to change any provisions of the By-Laws with respect to the removal of Directors or the filling of vacancies on the Board of Directors; or

         b. at any regular or special meeting of the stockholders if, in the case of a special meeting only, notice of the amendment, alteration or repeal is contaned in the notice or waiver of notice of the special meeting.

         Notwithstanding the foregoing, no section of Article IV of these By-Laws, and no provision of any such section, may be amended, modified or repealed, except:

         a. by resolution adopted by two-thirds of the total number of members of the Board of Directors at any special or regular meeting of the Board; or

         b. at any regular or special meeting of the stockholders upon the affirmative vote of the holders of 75% or more of the outstanding shares of each class of stock eligible to vote at the meeting if, in the case of a special meeting only, notice of the amendment, alteration or repeal is contained in the notice or waiver of notice of the meeting.

6. CONSTRUCTION. If there arises any conflict between the provisions of these By-Laws, as in effect from time to time, and the provisions of the Corporation's Certificate of Incorporation, as in effect from time to time, then the provisions of the Certificate of Incorporation shall be controlling.